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                                                                    EXHIBIT 10.4

[B/BRAUN LETTERHEAD]



                                LETTER OF INTENT



Between:        UROQUEST MEDICAL CORPORATION
                265 East 100 South, Suite 220
                Salt Lake City, UTAH 84111


                Represented by Mr. Eric B. Hale, President and CEO

And:            B. BRAUN BIOTROL
                69, Rue de la Grange aux Belles - 75010 PARIS, FRANCE


                Represented by Mr. Jean-Pierre OZENNE, President



UROQUEST is developing a unique proprietary urology catheter, designed as On-Command(R) for the use of managing urinary retention and/or urinary incontinence for male and female.

B. BRAUN is interested to market the product on an exclusive basis in Europe and has agreed with Uroquest to initiate clinical trials of the product in Europe, B. Braun will support the cost of the clinical trials in Europe and UroQuest agrees to provide all necessary technical assistance as well as the necessary products to conduct the trials.


1 - B. Braun and UroQuest will confirm within a limited period of six (6) months after the beginning of the trials its desire to market in Europe the "On-Command" catheter,


2 - B. Braun will be committed to prepare marketing launch plans for major european countries,


3 - B. Braun is interested in and UroQuest is willing to grant exclusive marketing rights in the territory (enclosure #1) defined for a period of five years based on a mutually agreeable licensing arrangement which may include an up front licensing fee, and/or equity investment. The terms of this agreement will include exclusive distribution in Europe and an agreed upon transfer pricing structure based on the outcome of the clinical trials and further market analysis and other terms and conditions reasonably acceptable to the parties. The On-Command(R) Catheter will be marketed exclusively under the B. Braun label using the On-Command(R) trade mark as the product name.

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4  -  UroQuest will grant to B. Braun a right of first negotiation during the six (6) month period defined in paragraph #1 and will not actively seek other distribution or marketing alternatives in Europe. If UroQuest is approached and an offer is extended by another company prior to Braun reaching a decision on intention to market, UroQuest will notify Braun and extend a "first right" to Braun to negotiate and conclude an agreement with UroQuest on terms no less favorable than terms extended by the other company.

5  -  UroQuest will provide the necessary technical assistance requested by B.
      Braun to conduct the clinical trial and help launch the product. B. Braun will reimburse UroQuest directly for the costs of this support, on the basis of mutually agreed level of expenses discussed previous to any action taken by UroQuest.

6 - B. Braun will provide all the product registration support in the territory necessary to market the product. Product registrations will be owned jointly by UroQuest and B. Braun.

7 - Transfer prices will be discussed between B. Braun and Uroquest according to marketing feasability proposed by B. Braun.

8 - B. Braun and Uroquest will sign an exclusive agreement for the distribution of the product in territories described in enclosure 1.

9 - The results of the European clinical trials will be made available to UroQuest upon the request.

10 - B. Braun will be ready to study carefully any possibility to develop a long-term strategic alliance with UroQuest based on the propietary technology.

11 - B. Braun would like to keep open for consideration the Asia/Pacific territories as well as North and South American markets.

      B. Braun is interested in making a further proposal regarding arrangements for North and South America and A/P, based on the results of the trials in Europe. UroQuest is willing to discuss a broader relationship that includes ongoing product development, manufacturing and expanded territories such as North and South America and Asia-Pacific.

ENCLOSURE 1:  Territories  Germany   Spain      Norway    Switzerland
                           France    Portugal   Sweden    Austria
                           Italy     Belgium    Denmark   Hungaria
                           UK        Holland    Finland   former Czech Republic
                           Ireland   Poland

UROQUEST MEDICAL CORPORATION                 B. BRAUN BIOTROL



/S/ ERIC B. HALE                             /S/ JEAN-PIERRE OZENNE
- -----------------------------                -----------------------------
Mr Eric B. HALE                              Mr Jean-Pierre OZENNE
President                                    President
Date: Feb. 20th 1996                         Date: February 5th 1996